EXHIBIT 99.1

PERRY COUNTY COAL LLC

CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

For the six months ended June 30, 2019

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PERRY COUNTY COAL LLC

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PERRY COUNTY COAL LLC

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2019	2018

ASSETS

CURRENT ASSETS
Cash	$2,127,873	$57,944
Accounts receivable	556,353	299,622
Inventory	4,735,586	9,587,161
Other current assets	444,576	1,189,056
Total Current Assets	7,864,388	11,133,783

PROPERTY PLANT AND EQUIPMENT
Coal related property, plant and equipment	10,365,243	8,776,586
Mine development	395,037	395,037
Construction in progress	-	1,700,140
Less accumulated depreciation	(4,233,956)	(3,596,287)
Total Property Plant and Equipment, net	6,526,324	7,275,476

OTHER ASSETS
Prepaid royalties, net	2,717,088	6,538,774

TOTAL ASSETS	$17,107,800	$24,948,033

LIABILITIES AND MEMBER'S DEFICIT

CURRENT LIABILITIES
Accounts payable	$11,411,612	$11,509,757
Accrued expenses	4,186,198	3,089,928
Due to affiliates, net	-	947,680
Deferred revenue	-	660,800
Accrued black lung and workers compensation - current	1,962,623	1,962,623
Total Current Liabilities	17,560,433	18,170,788

OTHER LIABILITIES
Reclamation liability	2,815,121	2,704,877
Accrued black lung and workers compensation, net of current	16,057,133	16,057,133
Total Other Liabilities	18,872,254	18,762,010

Total Liabilities	36,432,687	36,932,798

MEMBER'S DEFICIT
Additional paid-in capital	38,600,180	30,181,007
Accumulated deficit	(57,148,314)	(47,568,789)

Total Member's Deficit	(18,548,134)	(11,984,765)

TOTAL LIABILITIES AND MEMBER'S DEFICIT	$17,107,800	$24,948,033

The accompanying footnotes are integral to the consolidated financial statements

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PERRY COUNTY COAL LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (UNAUDITED)

	Six Months ended June 30,
	2019	2018

Coal Sales	$24,640,031	$27,817,853

Total Revenue	24,640,031	27,817,853

Cost of coal sales and other processing	37,047,631	33,078,905

Net loss from Operations	(12,407,600)	(5,261,052)

Interest expense	2,574,942	2,286,503

Net Loss	$(14,982,542)	$(7,547,555)

The accompanying footnotes are integral to the consolidated financial statements

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PERRY COUNTY COAL LLC

CONSOLDIATED STATEMENTS OF MEMBER’S DEFICIT

 (UNAUDITED)

Member's Deficit

Balance January 1, 2017	(9,103,225)

Net transfer to member	15,750,790

Net loss	(18,632,320)

Balance December 31, 2018	(11,984,765)

Member's Deficit

Balance January 1, 2019	(11,984,765)

Net transfer to member	8,419,173

Net loss	(14,682,542)

Balance June 30, 2019	(18,548,134)

The accompanying footnotes are integral to the consolidated financial statements

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PERRY COUNTY COAL LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended June 30,
	2019	2018
Cash Flows from Operating activities:
Net loss	$(14,982,542)	$(7,547,555)
Adjustments to reconcile net income (loss) to net cash
Depreciation	637,669	569,335
Reclamation accretion expense	110,244	100,222
Black lung and workers compensation accretion expense	344,941	-
Valuation charges	5,403,017	-
Change in current assets and liabilities:

Accounts receivable	(256,731)	2,415,663
Other Assets	744,480	796,253
Prepaids	(763,809)	(268,649)
Inventory	4,774,005	(1,540,081)
Supply inventory	(739,952)	329,366
Accounts payable	(98,145)	1,457,826
Deferred revenue	(660,800)	-
Due to affiliates, net	(947,680)	(735,693)
Accrued expenses and other liabilities	1,096,270	157,642
Cash used in operating activities	(6,460,727)	(4,265,671)

Cash Flows from Investing activities:

Capital expenditures	111,483	(316,505)
Cash used in investing activities	111,483	(316,505)

Cash Flows from Financing activities:

Net transfers to member	8,419,173	4,359,635
Cash provided by financing activities	8,419,173	4,359,635

Increase(decrease) in cash	2,069,929	(222,541)

Cash, beginning of year	57,944	587,052

Cash, end of year	$2,127,873	$364,511

The accompanying footnotes are integral to the financial statements

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PERRY COUNTY COAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

NOTE 1 – DESCRIPTION OF THE ORGANIZATION

Perry County Coal LLC (PCC or the Company) was originally formed in 1996 as Perry County Coal Corporation and was converted to Perry County Coal LLC in November 2014 as a Kentucky Limited Liability Company for the purpose of extracting and processing coal in Perry County, Kentucky.

Ray Coal, LLC (Ray) was formed in February 1973 for the purpose of extracting and processing coal in Perry County, Kentucky and is wholly owned by PCC.

The Company was wholly owned by Cambrian Holding Company, Inc. (Cambrian) during 2018 and 2017 Cambrian’s subsidiary, PLM Holdings Company LLC.

Basis of Presentation and Consolidation:

The consolidated financial statements presented only include the financial results of the Company and its wholly owned subsidiary, Ray, and Ray's wholly owned subsidiary, Whitaker Coal LLC (Whitaker) and do not reflect the financial results of Cambrian or any other affiliated entities; however, certain member allocations are included. The mining permits and leases in Perry County, Kentucky that relate to Bear Branch Coal LLC (Bear Branch), a wholly owned subsidiary of Cambrian, have also been included in the consolidated financial statements. All significant intercompany accounts and transactions have been eliminated.

The accompanying consolidated financial statements include transactions and balances with the member and entities wholly or partially owned by Cambrian. Because of the pervasive nature of related party transactions, the accompanying consolidated financial statements may not be indicative of the conditions that would have existed or the results of operations that would have occurred if the Company had operated without such related parties.

The Company has historically operated as part of Cambrian and not as a standalone company. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the consolidated financial statements. The consolidated financial statements also include allocations of certain general, administrative, sales, marketing and interest expenses from Cambrian. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the consolidated financial statements had the Company operated independently of Cambrian.

As part of Cambrian, the Company was dependent upon Cambrian for all of its working capital and financing requirements as Cambrian uses a centralized approach to cash management and financing of its operations. Financial transactions relating to the Company are accounted for through member’s deficit. Accordingly, none of Cambrian’s cash, cash equivalents or debt at the corporate level have been assigned to the Company in the consolidated financial statements. Member’s deficit represents Cambrian’s interest in the recorded net assets of the Company. All significant transactions between the Company and Cambrian have been included in the accompanying consolidated financial statements. Transactions with Cambrian are reflected in the accompanying Statements of Member’s Deficit as “Net transfers to member” and in the accompanying Balance Sheets within member’s deficit.

The historical costs and expenses reflected in the consolidated financial statements include an allocation for certain corporate and shared service functions historically provided by Cambrian, including, but not limited to, executive oversight, accounting, treasury, tax, legal, human resources, occupancy, procurement, information technology, and other shared services. These expenses have been allocated based on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated sales, headcount, tangible assets or other measures considered to be a reasonable reflection of the historical utilization levels of these services.

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Management believes the assumptions underlying the consolidated financial statements, including the assumptions regarding the allocation of general corporate expenses from Cambrian, are reasonable. Nevertheless, the consolidated financial statements may not include all of the actual expenses that would have been incurred had the Company operated as a standalone company during the periods presented and may not reflect the results of operations, financial position and cash flows had the Company operated as a standalone company during the periods presented. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

The accompanying Consolidated financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Interim Financial Information

Certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with U.S. GAAP have been omitted. In the opinion of management, these interim unaudited Consolidated financial statements reflect all normal and recurring adjustments necessary for a fair presentation of the results for the periods presented. Results of operations for the six months ended June 30, 2019 are not necessarily indicative of the results to be expected for the year ending December 31, 2019 or any other period. These consolidated financial statements should be read in conjunction with the Company’s 2018 audited consolidated financial statements and notes thereto which were filed on Form 8-K/A on December 11, 2019.

Going Concern: The Company has suffered recurring losses from operations and currently has a working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. We plan to generate profits by expanding current coal operations as well as developing new coal operations. However, we will need to raise the funds required to do so through sale of our securities or through loans from third parties. We do not have any commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to cease operations. The Company may not be successful in raising the capital needed to expand or develop operations. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern; no adjustments to the consolidated financial statements have been made to account for this uncertainty.

Due to Related Parties, net: The amounts due are to the Cambrian stockholders and their related entities. The related receivables and payable have been netted due to the right of offset with the same counter group.

Estimates: Management uses estimates and assumptions in preparing consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues, expenses and the disclosure of contingent assets and liabilities. Actual results could vary from those estimates.

Accounting for Fair Value Measurements: GAAP mandates that the methodologies used to value all assets and liabilities reported at fair value be classified as Level 1, Level 2 or Level 3. Level 1 valuation uses unadjusted quoted market prices within active markets to determine the fair value of an asset or liability. Level 2 valuation uses quoted prices for similar assets or liabilities in active or inactive markets. Level 3 valuation is based primarily on unobservable inputs as there is no readily available active market data for the asset or liability that can be used in valuation. Financial related assets and liabilities are all deemed to approximate fair value due to the nearness of their terms.

Related Party Policies: In accordance with FASB ASC 850 related parties are defined as either an executive, director or nominee, greater than 5% beneficial owner, or an immediate family member of any of the proceeding. Transactions with related parties are reviewed and approved by the directors of the Company, as per internal policies.

Prepaid Royalties, net: Rights to coal mineral leases are often acquired and/or maintained through advance royalty payments. Where royalty payments represent prepayments recoupable against future production, they are recorded as an asset. As mining occurs on these leases, the royalty prepayments are charged to operating expenses. The Company assesses the recoverability of royalty prepayments based on estimated future production. The Company has recorded a $8,046,377 and $3,460,882 allowance against these prepayments as of June 30, 2019 and December 31, 2018, respectively. Royalty prepayments estimated to be nonrecoverable are expensed.

Cash is maintained in bank deposit accounts which, at times, may exceed federally insured limits. To date, there have been no losses in such accounts.

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Accounts Receivable: The Company’s management considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they are charged to operations when that determination is made. If amounts previously written off are collected, they will be credited to income when received.

Property, Plant and Equipment: Property, plant and equipment are recorded at cost. Interest costs applicable to major asset additions are capitalized during the construction period. Expenditures which extend the useful lives of existing plant and equipment or increase the productivity of the asset are capitalized. Costs of purchasing rights to coal deposits and developing new mines, or significantly expanding the capacity of existing mines, are capitalized. These costs are generally amortized using the units-of-production method over the estimated recoverable deposits that are associated with the property being benefited. Capitalized mineral rights are amortized on the units of-production method through Company operations or through sublease transactions (for which the Company receives royalty revenue). Plant and equipment are depreciated principally on the straight-line method over the estimated useful lives of the assets, which range from two to fifteen years.

Leases: Leases are reviewed by management and examined to see if they are required to be categorized as an operating lease, a capital lease or a financing transaction.

New Accounting Pronouncements: Management has determined that the impact of the following recent Financial Accounting Standards Board (FASB) pronouncements will not have a material impact on the consolidated financial statements.

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ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Topic 606 supersedes the revenue recognition requirements in Topic 605 and requires entities to recognize revenues when control of the promised goods or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The Company’s primary source of revenue is from the sale of coal through both short-term and long-term contracts with utilities, industrial customers and steel producers whereby revenue is currently recognized when risk of loss has passed to the customer. During the fourth quarter of 2017, the Company finalized its assessment related to the new standard by analyzing certain contracts representative of the majority of the Company’s coal sales and determined that the timing of revenue recognition related to the Company’s coal sales will remain consistent between the new standard and the previous standard. The Company also reviewed other sources of revenue, and concluded the current basis of accounting for these items is in accordance with the new standard. The Company adopted ASU 2014-09 effective January 1, 2018 using the modified retrospective method, and there was no cumulative adjustment to retained earnings.

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ASU 2016-02, Leases, effective for years beginning after December 15, 2020. The Company does not expect that the adoption of this standard have a material impact on the Company’s financial position and results of operations.

•

ASU 2016-18, Statement of Cash Flows: Restricted Cash, effective beginning after December 15, 2017. The Company adopted this standard on January 1, 2019, and has concluded that the adoption of this standard did not have a material impact on the Company’s financial position and results of operations.

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ASU 2017-01, Business Combinations, effective beginning after December 15, 2017. The Company adopted this standard on January 1, 2019 and has concluded that the adoption of this standard did not have a material impact on the Company’s financial position and results of operations.

NOTE 2 – INVENTORY

Inventories consist of the following as of June 30, 2019 and December 31, 2018

	June 30, 2019	December 31, 2018
Coal	$2,995,634	$7,769,639
Parts and supplies	1,739,952	1,817,522
Allowance	(1,000,000)	-

Total	$4,735,586	$9,587,161

NOTE 3 - ASSET RETIREMENT OBLIGATIONS (ARO) – RECLAMATION

At the time they are incurred, legal obligations associated with the retirement of long-lived assets are reflected at their estimated fair value, with a corresponding increase to mine development. Obligations are typically incurred upon development of underground and surface mines, and include reclamation of support facilities, refuse areas and slurry ponds or through acquisitions. Obligations are reflected at the present value of their future cash flows. The company reflects accretion of the obligations for the period from the date they incurred through the date they are extinguished. The asset retirement obligation assets are amortized using the units-of-production method over estimated recoverable deposits. The discount rate used is 10%. Federal and State laws require that mines be reclaimed in accordance with specific standards and approved reclamation plans, as outlined in mining permits. Activities include reclamation of pit and support acreage at surface mines, sealing portals at underground mines, and reclamation of refuse areas and slurry ponds.

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The company assesses ARO at least annually and reflect revisions for permit changes, change in our estimated reclamation costs and changes in the estimated timing of such costs.

The obligation reflected in the table below was established in 2015 when the Company was acquired by Cambrian; therefore, no asset retirement costs exist at the reporting dates.

The table below reflects the changes to ARO:

Balance, December 31, 2018	$2,704,877
Accretion	110,244

Balance, June 30, 2019	$2,815,121

NOTE 4 - WORKERS’ COMPENSATION AND BLACK LUNG OBLIGATIONS

Certain mine operating entities are liable under state statutes and the Federal Coal Mine Health and Safety Act of 1969, as amended, to pay pneumoconiosis, or black lung, benefits to eligible employees and former employees and their dependents. In addition, the Company is liable for workers’ compensation benefits for traumatic injuries. Both black lung and traumatic claims are covered through insurance programs. The Company provides income replacement and medical treatment for work-related traumatic injury claims as required by applicable state laws. Workers’ compensation laws also compensate survivors of workers who suffer employment related deaths. The liability for traumatic injury claims is the estimated present value of current workers’ compensation benefits.

Prior to Cambrian, the Company through its parent company was self-insured for workers compensation and black lung benefits. Cambrian assumed these obligations in September 2015 and last used an actuary to calculate the workers compensation and black lung obligations at December 31, 2016. The actuarial calculation was done at the Cambrian level. The actuarial calculations were based on a blend of actuarial projection methods and numerous assumptions including claim development patterns, mortality, medical costs and interest rates. The discount rate used to calculate the estimated present value of future obligations for black lung was 4.10% at December 31, 2016. The discount rate used for workers’ compensation was 3.44% at December 31, 2016. The Company has recorded an allocation of the Cambrian level obligations in the accompanying balance sheets. The allocation was done based on the trend of payments made and number of claims. The Company has progressed the obligations from December 31, 2016 through December 31, 2018 based on the following factors: payments, interest accretion, industry data, the Company’s claims history and trend analysis of applicable liabilities for publicly traded coal companies.

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The Company after September 2015 has benefit from a full cost insurance plan to cover workers compensation and black lung disability benefits. The Company has historically been able to obtain such full cost insurance policies with a reasonable deductible through Cambrian. These policies are renewed on an annual basis, so there is no guarantee that these policies will always be available. The policy at December 31, 2017 covered the period from October 25, 2017 to October 25, 2018. The policy was subsequently renewed through October 25, 2019. The Company’s policy is not to accrue the service period for workers compensation and black lung. Workers compensation obligation qualify as an event-driven obligation which is covered by the Company’s insurance plan at the time of the injury. Black lung reflects a service-driven obligation; however, the Company’s policy is not to accrue this obligation based on service due to the existing and expected full cost insurance plan in place. If in the future an appropriate insurance plan is not available or if the Company converts to a self-insurance plan, the Company will record an active service black lung obligation. This potential triggering event will materially impact the net financial position of the Company.

The following table presents the obligations from December 31, 2018 through June 30, 2019:

	Workers	Black
	Compensation	Lung	Total
December 31, 2018	$7,412,990	$10,606,766	$18,019,956

Payments	(637,400)	(484,294)	(1,121,694)
Accretion	127,509	217,433	344,941
June 30, 2019	$6,903,397	$10,339,606	$17,243,003

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Legal Matters

In the course of normal operations, the Company is involved in various claims and litigation that management intends to defend. The range of loss, if any, from potential claims cannot be reasonably estimated. However, management believes the ultimate resolution of matters will not have a material adverse impact on the Company’s business or financial position.

Self-Insurance Plan

Cambrian maintains a self-insured plan which provides medical and prescription drug coverage to its employees and their dependents. The plan limits losses through the use of stop-loss coverage purchased from reinsurers. Specific individual losses for claims are limited to $185,000. The aggregate annual loss limitation for Cambrian is approximately $13,800,000. The Company benefits from this program.

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Guarantee of Cambrian Debt

The Company has pledged the majority of its assets and served as a guarantor through cross-collaterization agreements with indebtedness of its owner, Cambrian. No action has been taken against any of the Company’s assets and as of September 27, 2019, the assets were released from any guarantee or encumbrance. No obligations have been reflected in the accompanying consolidated financial statements for this guarantee.

As of June 30, 2019, the guaranteed debt balances were in excess of $100,000,000 and deemed in default.

Performance Bonds

As of June 30, 2019, the Company through Cambrian outstanding performance bonds of approximately $10,000,000 to secure mainly reclamation performance commitments.

NOTE 6 – MAJOR CUSTOMERS

For the six months ended June 30, 2019, the Company’s top four customers accounted for 99% of total revenues. These customers comprised 97% of total accounts receivable as of June 30, 2019.

For the six months ended June 30, 2018, the Company’s top four customers accounted for 98% of total revenues. These customers comprised 99% of total accounts receivable as of June 30, 2018.

NOTE 7 - SUBSEQUENT EVENTS

On June 15, 2019 (the petition date), the Company’s sole member filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Kentucky. The sale of the company assets was consummated to an unrelated party on September 27, 2019.

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